SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

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GPS Funds I
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GPS Funds I
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

GuideMarkSM Large Cap Growth Fund

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the GuideMarkSM Large Cap Growth Fund  (the “Fund”), a series of GPS Funds I (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes a recent change involving the investment management of the Fund. As you know, Genworth Financial Wealth Management, Inc. (“GFWM”), as investment advisor to the Trust, identifies, hires, and monitors leading asset managers to serve as sub-advisors for many of the funds in the Trust. Under an exemptive order from the U.S. Securities and Exchange Commission, GFWM is permitted to change sub-advisors and sub-advisory agreements without obtaining approval from fund shareholders, provided that the Trust’s Board of Trustees approves the arrangement.

On December 6, 2010, the Board of Trustees approved a new sub-advisory agreement between GFWM and Wellington Management Company, LLP (“Wellington Management”), pursuant to which Wellington Management serves as the sole sub-advisor to the Fund. Wellington Management is an SEC-registered investment advisor based in Boston, Massachusetts. Wellington Management, Rainier Investment Management, Inc. (“Rainier”), and Atlanta Capital Management Company, LLC (“Atlanta”) had managed a portion of the Fund (under the Fund’s prior name, AssetMark Large Cap Growth Fund) since December 6, 2006, October 1, 2008, and May 16, 2002, respectively. Wellington Management began managing the portions of the Fund previously allocated to Rainier and Atlanta, and serving as the Fund’s sole sub-advisor, on April 1, 2011.  A more detailed description of Wellington Management and its investment operations, and information about the new sub-advisory agreement with Wellington Management, is included in the Information Statement.

This Notice of Internet Availability of the Information Statement is being mailed on or about June 30, 2011 to shareholders of record of the Fund as of May 31, 2011.  The full Information Statement will be available on the Fund’s website at http://www.genworthwealth.com/informationstatements/ until September 28, 2011.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GPS Funds I
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

June 30, 2011

Dear GuideMarkSM Large Cap Growth Fund Shareholders:

We are pleased to notify you of a recent change involving the investment management of the GuideMarkSM Large Cap Growth Fund (the “Fund”).

As you know, Genworth Financial Wealth Management, Inc. (“GFWM”), as investment advisor to GPS Funds I (the “Trust”), identifies, hires, and monitors leading asset managers to serve as sub-advisors for many of the funds in the Trust. Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), GFWM is permitted to change sub-advisors and sub-advisory agreements without obtaining approval from fund shareholders, provided that the Trust’s Board of Trustees approves the arrangement. The attached Information Statement provides information required by the Exemptive Order and SEC rules regarding the hiring of a new sub-advisor for the Fund.  The Information Statement will be available on the Fund’s website at http://www.genworthwealth.com/informationstatements/ until September 28, 2011.  A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.

On December 6, 2010, the Board of Trustees approved a new sub-advisory agreement between GFWM and Wellington Management Company, LLP (“Wellington Management”), pursuant to which Wellington Management serves as the sole sub-advisor to the Fund. Wellington Management is an SEC-registered investment advisor based in Boston, Massachusetts. A more detailed description of Wellington Management and its investment operations is included in the attached Information Statement.

Wellington Management, Rainier Investment Management, Inc. (“Rainier”), and Atlanta Capital Management Company, LLC (“Atlanta”) had managed a portion of the Fund (under the Fund’s prior name, AssetMark Large Cap Growth Fund) since December 6, 2006, October 1, 2008, and May 16, 2002, respectively. Wellington Management began managing the portions of the Fund previously allocated to Rainier and Atlanta, and serving as the Fund’s sole sub-advisor, on April 1, 2011. I encourage you to read the attached Information Statement, which contains information about the new sub-advisory agreement with Wellington Management.

Sincerely,

/s/Carrie E. Hansen
Carrie E. Hansen
President, GPS Funds I

GPS Funds I
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of GPS Funds I (the “Trust”) to inform shareholders about a recent change involving the investment management of the GuideMarkSM Large Cap Growth Fund (the “Fund”).  The Board of Trustees of the Trust (the “Board” or the “Trustees”) approved a sub-advisory agreement (the “New Sub-Advisory Agreement”) between Wellington Management Company, LLP (“Wellington Management”), and Genworth Financial Wealth Management, Inc. (“GFWM” or the “Advisor”) at an in-person meeting held on December 6, 2010 (the “December Meeting”). Wellington Management, Rainier Investment Management, Inc. (“Rainier”), and Atlanta Capital Management Company, LLC (“Atlanta”) had sub-advised a portion of the Fund (under the Fund’s prior name, AssetMark Large Cap Growth Fund) since December 6, 2006, October 1, 2008, and May 16, 2002, respectively. Wellington Management began managing the portions of the Fund previously allocated to Rainier and Atlanta, and serving as the Fund’s sole sub-advisor, on April 1, 2011. The New Sub-Advisory Agreement was approved by the Board upon the recommendation of the Advisor, without shareholder approval, as is permitted by the exemptive order (the “Exemptive Order”) of the U.S. Securities and Exchange Commission (the “SEC”), issued to the Advisor on May 6, 2002 and relied upon by the Trust. A notice of internet availability of this Statement is being mailed on or about June 30, 2011 to shareholders of record of the Fund as of May 31, 2011.  The Statement will be available on the Fund’s website at http://www.genworthwealth.com/informationstatements/ until September 28, 2011.  A paper or email copy of the full Statement may be obtained, without charge, by contacting the Fund at (888) 278-5809.  The Fund will pay the costs associated with preparing and distributing this Statement to its shareholders.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

GFWM is the investment advisor for each series of the Trust, including the Fund. Under the Exemptive Order, GFWM is permitted to hire, terminate, or replace sub-advisors that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of sub-advisory agreements relating to the management of the series.  Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as the investment advisor (including sub-advisor) of the mutual fund. The Advisor has obtained the Exemptive Order from the SEC, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated sub-advisors and modify sub-advisory arrangements without shareholder approval. Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor oversees the provision of portfolio management services to the series by the sub-advisors. The Advisor has ultimate responsibility (subject to oversight by the Board) to oversee the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”), authorized GFWM to appoint Wellington Management as the sub-advisor to the Fund and approved the New Sub-Advisory Agreement.

The Trust and the Advisor must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within ninety (90) days of entering into a new sub-advisory agreement, the affected fund will notify its shareholders of the changes. This Statement provides such notice of the changes and offers details regarding the New Sub-Advisory Agreement.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Advisor

The Advisor, located at 2300 Contra Costa Blvd., Suite 600, Pleasant Hill, California 94523-3967, serves as the investment advisor for the Fund. The Advisor is a subsidiary of Genworth Financial, Inc. (“Genworth”), a publicly traded company located at 6620 West Broad Street, Richmond, Virginia 23230.  The Advisor is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). GFWM provides investment consulting and administrative services to advisors and broker-dealers and currently administers in excess of $20.1 billion in investor assets, including mutual funds, variable annuities, exchange-traded funds, and privately managed accounts.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement, dated October 20, 2006, between the Trust and the Advisor (the “Advisory Agreement”).  The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of each of its Funds.  In so doing, the Advisor may hire one or more sub-advisors to carry out the investment program of each Fund, subject to the approval of the Board. The Advisor continuously reviews, oversees, and (where appropriate) administers the investment program of each Fund.  The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Advisory Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board, (i) sets the Fund’s overall investment strategies; (ii) in some cases, manages the Fund’s portfolio of investments; (iii) in other cases, evaluates, selects, and recommends one or more sub-advisor(s) to manage all or a portion of the Fund’s assets; (iv) when appropriate, allocates and reallocates the Fund’s assets among sub-advisors; (v) monitors and evaluates the performance of each sub-advisor, including the sub-advisor’s compliance with the investment objectives, policies, and restrictions of the Fund; and (vi) implements procedures to ensure that each sub-advisor complies with the Fund’s investment objective, policies, and restrictions.

For providing these services to the Fund, the Trust pays the Advisor an advisory fee at the annual rate of 0.70% of the Fund’s assets.  The Trust and the Advisor have entered into a Fee Waiver Agreement, designed to provide Fund shareholders with the economic benefits of economies of scale that may be realized as Fund assets increase.  Under the Fee Waiver Agreement, the Advisor has contractually agreed with the Trust, at least through July 31, 2012, to:  (1) waive 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $6 billion, and an additional 0.025% of each Fund’s annual advisory fee on Trust assets in excess of $12 billion; and (2) when Trust assets exceed $2.5 billion, to waive portions of its advisory fee to the extent necessary to ensure that the net fee payable by the Fund to the Advisor does not exceed certain stated target maximum amounts, after taking into account negotiated fees paid to sub-advisors. The Fee Waiver Agreement is designed to pass on certain savings in the underlying sub-advisory fee arrangements over time.

In addition, the Advisor has entered into an Expense Limitation Agreement, under which the Advisor has agreed to waive fees and/or assume expenses otherwise payable by the Fund to the extent necessary to ensure that the Fund’s Total Annual Fund Operating Expenses do not exceed 0.99% (net of distribution and/or service (12b-1) fees, administrative service fees, and securities lending expense reductions) through July 31, 2012. Under the Expense Limitation Agreement, the Advisor is entitled to be reimbursed for fees waived and expenses assumed for a period of three years following such waiver/assumption, to the extent that such reimbursement will not cause the Fund to exceed any applicable expense limitation that was in place for the Fund at the time of the fee waiver/assumption, or at the time that the Advisor is reimbursed. After July 31, 2012, the Expense Limitation Agreement may be discontinued by the Advisor at any time.

After giving effect to the expense limitation arrangements, the Fund paid the Advisor advisory fees equal to $1,879,381 for the fiscal year ended March 31, 2011.  For the fiscal year ended March 31, 2011, the Fund’s total expense ratio was below the maximum applicable expense ratio (excluding Distribution (12b-1) Fees, Administrative Service Fees, taxes, interest, trading costs, acquired fund expenses, expenses paid with securities lending expense offset credits and non-routine expenses), and, as a result, the Advisor did not waive a portion of its investment advisory fees or make payments to limit Fund expenses.

The following Trustee and officers of the Trust are also officers and/or employees of the Advisor or its affiliates: Ronald D. Cordes serves as Trustee and Chairperson of the Trust, and as Principal of the Advisor; Carrie E. Hansen serves as President of the Trust, and as Senior Vice President and Chief Operations Officer of the Advisor; Starr E. Frohlich serves as Vice President and Treasurer of the Trust, and as Director of Fund Administration of the Advisor; Deborah Djeu serves as Vice President, Chief Compliance Officer and AML Compliance Officer of the Trust, and is an employee of the Advisor; Chris Villas-Chernak serves as Secretary and Deputy Chief Compliance Officer of the Trust, and is an employee of the Advisor; and Robert J. Bannon serves as Vice President and Chief Risk Officer of the Trust, and as Senior Vice President and Chief Risk Officer of the Advisor.  The address of these individuals is 2300 Contra Costa Boulevard, Suite 600, Pleasant Hill, California 94523-3967.

Wellington Management Company, LLP

Wellington Management Company, LLP (“Wellington Management”) is located at 280 Congress Street, Boston, Massachusetts 02210. Wellington Management is registered as an investment advisor under the Advisers Act.  The New Sub-Advisory Agreement is dated April 1, 2011.

The New Sub-Advisory Agreement was approved by the Board at the December Meeting. Wellington Management is independent of the Advisor, and discharges its responsibilities subject to the oversight of the Advisor. The hiring of Wellington Management to serve as the sole sub-advisor to the Fund was concurrent with the termination of the sub-advisory agreements with Wellington Management, Rainier and Atlanta, pursuant to which Wellington Management, Rainier and Atlanta had served as the sub-advisors for portions of the Fund (under the Fund’s prior name, AssetMark Large Cap Growth Fund) since December 6, 2006, October 1, 2008, and May 16, 2002, respectively.

Wellington Management is compensated out of the fees the Advisor receives from the Fund.  There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the appointment of Wellington Management or the approval of the New Sub-Advisory Agreement.  The fees paid by the Advisor to Wellington Management depend upon the fee rates negotiated by the Advisor.

The name and principal occupation of the principal executive officers and directors of Wellington Management are listed below.  The address of each principal executive officer, as it relates to the person’s position with Wellington Management, is 280 Congress Street, Boston, Massachusetts 02210.

Name	Position(s)
Charles S. Argyle	Managing Director, Partner and Executive Committee Member
Edward P. Bousa	Senior Vice President, Partner and Executive Committee Member
Cynthia M. Clarke	Senior Vice President, Partner and Chief Legal Officer
Wendy M. Cromwell	Senior Vice President, Partner and Executive Committee Member
Selwyn J. Notelovitz	Senior Vice President, Partner and Chief Compliance Officer
Saul J. Pannell	Senior Vice President, Partner and Executive Committee Member
Phillip H. Perelmuter	Senior Vice President, Managing Partner and Executive Committee Member

Edward J. Steinborn	Senior Vice President, Partner and Chief Financial Officer
Brendan J. Swords	Senior Vice President, Managing Partner and Executive Committee Member
Perry M. Traquina	President, Chief Executive Officer, Managing Partner and Executive Committee Member
Vera M. Trojan	Senior Vice President, Partner and Executive Committee Member
James W. Valone	Senior Vice President, Partner and Executive Committee Member

The New Sub-Advisory Agreement

The New Sub-Advisory Agreement was approved by the Board at the December Meeting, which was called, among other reasons, for the purpose of approving the New Sub-Advisory Agreement for an initial term of two years.  Thereafter, continuance of the New Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees.  The New Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Fund’s investment advisory agreement with the Advisor, except as otherwise provided by applicable law or the Exemptive Order.

The material terms of the New Sub-Advisory Agreement, other than the rate of compensation to be paid by the Advisor to Wellington Management, are substantially similar to the terms of the previous sub-advisory agreement with Wellington Management and the sub-advisory agreements with Rainier and Atlanta, under which Wellington Management, Rainier and Atlanta each managed a portion of the Fund’s assets.  Each agreement provides that the sub-advisor, subject to the oversight of the Advisor and the Board, is responsible for managing the investment operations of its allocated portion (or all) of the Fund’s portfolio, and for making investment decisions and placing orders to purchase and sell securities, all in accordance with the investment objectives and policies of the Fund, as reflected in its current prospectus and statement of additional information, and as may be adopted from time to time by the Board. Each agreement also provides that the sub-advisor is responsible for expenses related to its activities under the agreement, other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.  Under each agreement, and in accordance with applicable laws and regulations, the sub-advisors agreed to provide the Advisor with all books and records relating to the transactions it executes and render for presentation to the Board such periodic and special reports as the Board may reasonably request.  The New Sub-Advisory Agreement provides for Wellington Management to be compensated based on the average daily net assets of the Fund that are allocated to Wellington Management.  Wellington Management is compensated from the fees that the Advisor receives from the Fund.

The New Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or the Advisor, on not less than 30 days written notice to Wellington Management; or (ii) Wellington Management, on not less than 60 days’ written notice to the Advisor and the Trust.

The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder, Wellington Management will not be liable for any loss arising out of any portfolio investment or disposition in connection with its activities as sub-advisor to the Fund.

Board Approval of the New Sub-Advisory Agreement

At the December Meeting, GFWM recommended that the Board approve the New Sub-Advisory Agreement after evaluating a number of other possible investment managers.

The Advisor’s determination to recommend Wellington Management was based on a number of factors, including Wellington Management’s expertise and experience in managing growth style equity portfolios, and a favorable performance record relative to its peers.

At the December Meeting, the Trustees, including the Independent Trustees, considered various materials requested by counsel on behalf of the Independent Trustees related to the New Sub-Advisory Agreement, including (1) a copy of the proposed form of sub-advisory agreement between Wellington Management and the Advisor, on behalf of the Fund; (2) Wellington Management’s responses to the Advisor’s due diligence questionnaire, including information on Wellington Management’s investment process; (3) Wellington Management’s Form ADV disclosures; (4) a description of the Advisor’s selection and recommendation process with respect to Wellington Management, and the reasons for such recommendation; (5) information regarding the amount of the proposed sub-advisory fee payable to Wellington Management; (6) biographical information for the investment professionals that would be responsible for the day-to-day management of the Fund’s portfolio; (7) information regarding Wellington Management’s financial condition; and (8) information regarding Wellington Management’s compliance policies and other internal procedures. The Trustees also considered the recommendations of the Advisor with respect to Wellington Management and the methods and resources the Advisor utilizes in its efforts to identify and engage sub-advisors for the Funds.

Nature, Quality and Extent of Services

The Trustees considered the nature, quality and extent of services that Wellington Management would provide to the Fund.  The Trustees considered the specific investment process to be employed by Wellington Management in managing the Fund, and the qualifications, experience, and track-record of Wellington Management’s portfolio management team with regard to implementing the Fund’s investment mandate. The Trustees considered Wellington Management’s organization, personnel and operations.  The Trustees also considered the Advisor’s review and selection process with respect to Wellington Management, and the Advisor’s favorable assessment as to the nature, quality and extent of the sub-advisory services expected to be provided by Wellington Management to the Fund.  Based on their consideration and review of the foregoing factors, the Trustees concluded that the nature, quality and extent of the sub-advisory services to be provided by Wellington Management, as well as Wellington Management’s ability to render such services based on its experience, organization and resources, were appropriate for the Fund, in light of the Fund’s investment objective, policies and strategies.

Sub-Advisory Fees and Economies of Scale

The Trustees considered the compensation to be paid to Wellington Management by the Advisor in conjunction with the services that would be rendered to the Fund. The Trustees reviewed comparisons of the fees to be paid to Wellington Management by the Advisor with the fees charged by Wellington Management to its other clients. The Trustees also considered any negligible ancillary benefits that may accrue to Wellington Management as a result of serving as the sub-advisor to the Fund. In addition, the Trustees considered the Advisor’s reasons for concluding that the fees to be paid to Wellington Management for its services to the Fund were reasonable. The Trustees considered that the sub-advisory fees would be paid by the Advisor to Wellington Management and would not be additional fees borne by the Fund. The Trustees also considered whether the fee schedule of Wellington Management included breakpoints that would reduce Wellington Management’s fees as assets in the Fund increased. The Trustees concluded that, in light of the quality and extent of the services to be provided, the proposed fees to be paid to Wellington Management were reasonable.

Investment Performance

The Trustees considered Wellington Management’s investment performance with respect to its management of a portion of the Fund as a factor in evaluating the New Sub-Advisory Agreement. In addition, the Trustees considered

Wellington Management’s historical performance record in managing other pooled investment products with investment strategies similar to those of the Fund and Wellington Management’s historical performance records compared to a relevant benchmark. The Trustees concluded that the historical performance record for Wellington Management, viewed together with the other relevant factors considered by the Trustees, supported a decision to approve the New Sub-Advisory Agreement.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded to approve the New Sub-Advisory Agreement with, and the fee to be paid to, Wellington Management for the Fund.

GENERAL INFORMATION

Administrative and Accounting Services

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Trust’s administrator and monitors the compliance of the Trust.  USBFS updates the Trust’s registration statement and prepares tax returns, among other duties.

Principal Distribution Arrangements

Capital Brokerage Corporation, located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230, an affiliate of the Advisor, acts as the distributor (the “Distributor”) the Trust’s shares pursuant to a Distribution Agreement with the Trust.  The Distribution Agreement requires the Distributor to use its best efforts to distribute the Funds’ shares.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2011, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of May 31, 2011, the Fund had 20,465,540 outstanding shares, and net assets of $206,898,362.  The direct and indirect owners of more than 5% of the outstanding shares of the Fund as of May 31, 2011, are listed below:

Principal Holders and Control Persons of the Fund
Name and Address	Class	Shares	% Ownership	Type of Ownership

Pershing LLC Attn: Mutual Funds PO Box 2052 Jersey City, NJ 07303-2052	Service Shares	8,234,987	40.2%	Record
TD Ameritrade Inc. FBO its clients PO Box 2226 Omaha, NE 68103	Service Shares	5,378,663	26.3%	Record
Genworth Financial Trust Company FBO GFWM and its clients 3200 North Central Avenue Phoenix, AZ 85012	Service Shares	5,300,496	25.9%	Record

National Financial Services LLC Attn: Mutual Funds 200 Liberty Street, 5th Floor New York, NY 10281	Service Shares	1,399,604	6.8%	Record

SHAREHOLDER REPORTS

Additional information about the Fund is available in the Trust’s annual and semi-annual reports to shareholders.  In the Trust’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.  The Trust’s most recent annual report for the period ended March 31, 2011 has been sent to shareholders.  A copy of the Trust’s most recent shareholder reports may be obtained, without charge, by writing the Trust, care of U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, Wisconsin 53202, or by calling (888) 278-5809 (toll-free).